Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of April 26, 2021 (the “Effective Date”), among Immunome, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each a “Purchaser” and collectively the “Purchasers”).

The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

Each Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate number of shares of Common Stock (defined below) (the “Shares”) set forth opposite such Purchaser’s name on Exhibit A and (ii)  a warrant in substantially the form attached hereto as Exhibit B (each, a “Warrant” and collectively, the “Warrants”) to acquire up to that number of additional Shares set forth opposite such Purchaser’s name on Exhibit A (the shares of Common Stock for which the Warrants are exercisable, collectively, the “Warrant Shares”). The Shares, the Warrants and the Warrant Shares collectively are referred to herein as the “Securities”.

In connection with the offering and sale of the Securities, the Company has entered into an engagement letter dated April 9, 2021, (the “Engagement Letter”), with Ladenburg Thalmann & Co. Inc. (the “Placement Agent”).

In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser, severally and not jointly, agree as follows:

1.	DEFINITIONS

1.1          Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Closing” means the closing of the purchase and sale of the Securities on the Closing Date pursuant to Section 2.1 of this Agreement.

“Closing Date” means, subject to the satisfaction of the conditions to Closing set forth herein, April 28, 2021.

“Closing Price” means $27.00 per share.

“Common Stock” means the common stock of the Company, $0.0001 par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” means U.S. generally accepted accounting principles consistently applied.

“Governmental Entity” shall mean any national, federal, state, county, municipal, local or foreign government, or any political subdivision, court, body, agency or regulatory authority thereof, and any person exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to any of the foregoing.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Material Adverse Effect” means a circumstance that (i) could reasonably be expected to have a material adverse effect on the performance by the Company of this Agreement or the consummation of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business or properties of the Company; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industry in which the Company operates; (iii) any changes in financial or securities markets in general; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any epidemics, pandemics, disease outbreaks, or other public health emergencies or the escalation or worsening thereof, including COVID-19; (vi) any action required or permitted by this Agreement; (vii) any changes in applicable laws or accounting rules, including GAAP; (viii) any change in the stock price or trading volume of the Common Stock in and of itself (however, any event, occurrence, fact or condition that results in any such change can be taken into account for purposes of determining whether a Material Adverse Effect has occurred) or (ix) the public announcement, pendency or completion of the transactions contemplated by this Agreement; provided, that, with respect to clauses (i)-(v) and (vii), the Company is not disproportionately affected thereby relative to other participants in the industry or industries and geographic area in which the Company operates.

“Nasdaq” means The Nasdaq Global Select Market.

“Person” means an individual, firm, corporation (including any non-profit corporation), partnership, limited liability company, joint venture, association, trust, Governmental Entity or other entity or organization.

“Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act pursuant to Section 4 hereof.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” means collectively all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since September 30, 2020 (including the exhibits thereto and documents incorporated by reference therein).

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO of the Exchange Act, but shall be deemed to not include the location and/or reservation of borrowable shares of Common Stock.

“Subsidiary” means any individual or entity the Company wholly-owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE American, Nasdaq, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Bulletin Board on which the Shares are listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Warrants and any other documents or agreements executed and delivered in connection with the transactions contemplated hereunder.

“Transfer” means to voluntarily or involuntarily sell, mortgage, gift, assign, contribute, transfer, pledge, hypothecate, participate, donate or otherwise encumber or dispose of, directly or indirectly, in any case, whether by merger, testamentary disposition, operation of applicable law or otherwise, or enter into a definitive agreement with respect to any of the foregoing. “Transfer” used as a noun has a correlative meaning. Notwithstanding the foregoing, each of the following shall be deemed not to be a “Transfer” for the purposes of this Agreement: (i) a pledge of or grant of a security interest by a holder in any Securities beneficially owned by such holder, in connection with such holder’s bona fide indebtedness for borrowed money, to any creditor, lender or other person performing similar functions in the ordinary course of such creditor’s, lender’s or other person’s business to which such pledge or grant is made, (ii) the exercise by any pledgee or grantee described in the foregoing clause (i) of its rights to foreclose on or by similar remedy otherwise acquire such shares, (iii) any transfer of any Securities by a Purchaser to an affiliate of such Purchaser, but in the case of this clause (iii), only (1) if such affiliate agrees in writing prior to such transfer for the express benefit of the Company (in form and substance reasonably satisfactory to the Company and with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement and (2) if such Purchaser and such affiliate agree in writing prior to such transfer for the express benefit of the Company (in form and substance reasonably satisfactory to the Company and with a copy thereof to be furnished to the Company) that such affiliate shall Transfer the Securities so transferred back to such Purchaser or another affiliate of such Purchaser in accordance with this clause at or before such time as such affiliate ceases to be an affiliate of the Purchaser, and (iv) any transfer by a limited partner or member of equity interests in any person that holds a direct or indirect interest in the Purchaser (or, to the extent any Securities are transferred to an affiliate of the Purchaser, in such affiliate).

2.	PURCHASE AND SALE

2.1          Closing.

(a)            At the Closing, upon the terms set forth herein, the Company hereby agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, severally and not jointly, the number of Shares set forth opposite such Purchaser’s name on Exhibit A hereto, at a purchase price per Share equal to the Closing Price.

(b)            At the Closing, upon the terms set forth herein, the Company hereby agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, severally and not jointly, a Warrant exercisable for a number of Warrant Shares set forth opposite such Purchaser’s name on Exhibit A hereto.

(c)            The Closing shall occur at 10:00 a.m. (New York City Time) on the Closing Date remotely via the exchange of documents and signature pages or such other time and location as the Company and Purchasers who are purchasing at least 51% in interest of the Shares based on the initial subscription amounts hereunder shall mutually agree.

2.2          Deliveries; Closing Conditions.

(a)            At the Closing, the Company will deliver or cause to be delivered to each Purchaser the Shares purchased by such Purchaser, via book-entry, registered in such Purchaser’s name. Such delivery shall be against payment of the purchase price therefor by such Purchaser by wire transfer of immediately available funds to the Company in accordance with the Company’s written wiring instructions.

(b)            At the Closing, American Stock Transfer & Trust Company, LLC (the “Warrant Agent”), on behalf of the Company, will deliver or cause to be delivered to each Purchaser the Warrant purchased by such Purchaser registered in the Purchaser’s name. Such delivery shall be against payment of the purchase price therefor by the Purchaser by wire transfer of immediately available funds to the Company in accordance with the Company’s written wiring instructions.

(c)            The respective obligations of the Company, on the one hand, and each Purchaser, on the other hand, hereunder in connection with the Closing are subject to the following conditions being met:

(i)           the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date of the representations and warranties contained herein (unless made as of a specified date therein in which case they shall be accurate as of such date) of the Company (with respect to the obligations of the Purchasers) and the Purchasers (with respect to the obligations of the Company);

(ii)          all obligations, covenants and agreements of the Company (with respect to the obligations of the Purchasers) and the Purchasers (with respect to the obligations of the Company) required to be performed at or prior to the Closing Date shall have been performed in all material respects;

(iii)         the Purchasers shall have received a certificate of the Secretary of the Company, dated as of the Closing Date in form and substance reasonably satisfactory to the Purchasers;

(iv)          the Purchasers shall have received a certificate signed by the Chief Executive Officer of the Company, dated as of the Closing Date in form and substance reasonably satisfactory to the Purchasers, certifying as to the fulfillment of the conditions specified in clauses (i), (ii), (vi), (ix) and (x) of this Section 2.2(c);

(v)           the Purchasers shall have received an opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel for the Company, dated as of the Closing Date, addressed to the Purchasers and the Placement Agent, in a form reasonably satisfactory to the Purchasers;

(vi)          No Material Adverse Effect shall have occurred since the date of this Agreement;

(vii)        The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect;

(viii)       The Company shall have submitted the appropriate filings with Nasdaq for the listing and trading of the Shares and the Warrant Shares on Nasdaq, and Nasdaq shall have raised no objection to such listing;

(ix)         No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated by the Transaction Documents; and

(x)           No stop order or suspension of trading shall have been imposed by Nasdaq, the Commission or any other governmental or regulatory body with respect to public trading in the Common Stock on Nasdaq.

3.	REPRESENTATIONS AND WARRANTIES

3.1          Representations and Warranties of the Company. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 3.2 of this Agreement and except as set forth in the SEC Reports, which disclosures serve to qualify these representations and warranties in their entirety, the Company represents and warrants to the Purchasers and the Placement Agent that the statements contained in this Section 3.1 are true and correct as of the date hereof and as of the Closing Date:

(a)           The Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(b)           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business, and to execute and deliver this Agreement and the Warrants to be dated as of the Closing Date and entered into by and between the Company and the Warrant Agent. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification except where failure to qualify would not have a Material Adverse Effect. The Company has no Subsidiaries.

(c)           The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the SEC Reports (except for subsequent issuances, if any, (A) pursuant to this Agreement, (B) pursuant to reservations, agreements or employee benefit plans referred to in the SEC Reports or (C) pursuant to the conversion of convertible securities or exercise of options referred to in the SEC Reports). The outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable and have been issued in compliance with all applicable laws.

(d)           The outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Shares and the Warrant Shares have been duly and validly authorized and, when issued and delivered to and paid for by the Purchasers pursuant to this Agreement, will be fully paid and nonassessable and free and clear of any liens, encumbrances or other restrictions (other than those imposed by securities laws generally or this Agreement); the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities, except for any such rights as have been effectively waived or complied with; and, except as set forth in Section 3.1(c) above, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding. The issuance of Common Stock or other securities pursuant to any provision of this Agreement will not result in the triggering of any anti-dilution rights.

(e)           The Warrants have been duly authorized by the Company and, when executed and delivered by the Company, will be valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; the Warrant Shares have been duly authorized and validly reserved for issuance upon exercise of the Warrants; the Warrant Shares, when issued and delivered upon exercise of the Warrants in accordance therewith, will be validly issued, fully paid and nonassessable and free and clear of any liens, encumbrances or other restrictions (other than those imposed by securities laws generally, this Agreement or the Warrants), and the issuance of the Warrant Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Warrant Shares.

(f)            This Agreement has been duly authorized, executed and delivered by the Company and constitutes the lawful, valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the rights of creditors generally and general equitable principles.

(g)           No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, Nasdaq) having jurisdiction over the Company, or approval of the stockholders of the Company or any other person or entity, is required for the consummation by the Company of the transactions contemplated hereby, other than (i) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered, (ii) any listing applications and related consents or any notices required by Nasdaq in the ordinary course of the offering of the Securities, (iii) filings with the Commission under the Securities Act contemplated by this Agreement or (iv) filings with the Commission on Form 8-K with respect to this Agreement.

(h)           The execution, delivery and performance of this Agreement, the issuance and sale of the Securities and the consummation of the transactions contemplated hereby by the Company will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company pursuant to) (A) the charter or bylaws of the Company, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party or by which its properties are bound or affected, or (C) any applicable federal, state, local or foreign law, regulation or rule, or (D) any applicable rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of Nasdaq), or (E) any decree, judgment or order applicable to the Company or any of its properties, except, in the case of the foregoing clauses (B), (C), (D) and (E), for any such conflict, breach, violation, default or event that would not have a Material Adverse Effect.

(i)            The Common Stock is registered under Section 12 of the Exchange Act. The Company has filed all SEC Reports on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and, in each case, to the rules promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j)            The financial statements and the related notes of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present the consolidated financial position of the Company as of and for the dates thereof and the consolidated results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(k)           No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property is pending or, to the knowledge of the Company, threatened that would if determined adversely have a Material Adverse Effect.

(l)            The Company has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects, except such as would not have a Material Adverse Effect; and the Company holds any leased real or personal property under valid and enforceable leases with no exceptions, except such as would not have a Material Adverse Effect.

(m)          The Company is not in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its charter or bylaws, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (C) any applicable federal, state, local or foreign law, regulation or rule, or (D) any applicable rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of Nasdaq), or (E) any decree, judgment or order applicable to it or any of its properties, except, in the case of the foregoing clauses (B), (C) and (D), for any such breach, violation, default or event that would not have a Material Adverse Effect or, in the case of any indebtedness, give rise to the right of the lender to accelerate such indebtedness.

(n)           Deloitte & Touche LLP, who have certified the financial statements of the Company as of December 31, 2020 and 2019 and delivered their report with respect to the audited financial statements included in the SEC Reports, are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(o)           The Company possesses all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(p)           Except as would not, individually or in the aggregate, result in a Material Adverse Effect: (i) the Company is and has been in compliance with statutes, laws, ordinances, rules and regulations applicable to it for the ownership, testing, development, manufacture, packaging, processing, use, labeling, storage, or disposal of any product manufactured by or on behalf of the Company or out-licensed by the Company, including without limitation, the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301, et seq., the Public Health Service Act, 42 U.S.C. § 262, similar laws of other Governmental Entities and the regulations promulgated pursuant to such laws (collectively, “Applicable Laws”); (ii) the Company possesses all licenses, certificates, approvals, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws and/or for the ownership of its properties or the conduct of its business as described in the SEC Reports (collectively, “Authorizations”) and such Authorizations are valid and in full force and effect and the Company is not in violation of any term of any such Authorizations; (iii) the Company has not received any written notice of adverse finding, warning letter or other written correspondence or notice from the U.S. Food and Drug Administration (“FDA”) or any other Governmental Entity alleging or asserting noncompliance with any Applicable Laws or Authorizations; (iv) the Company has not received notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that any product, operation or activity is in violation of any Applicable Laws or Authorizations or has any knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding, nor, to the best of the Company’s knowledge, has there been any noncompliance with or violation of any Applicable Laws by the Company that could reasonably be expected to require the issuance of any such written notice or result in an investigation, corrective action, or enforcement action by FDA or similar Governmental Entity; (v) the Company has not received notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations or has any knowledge that any such Governmental Entity has threatened or is considering such action; and (vi) the Company has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission). To the Company’s knowledge, none of the Company or any of its directors, officers, employees or agents, has made, or caused the making of, any false statements on, or material omissions from, any other records or documentation prepared or maintained to comply with the requirements of the FDA or any other Governmental Entity.

(q)           The pre-clinical studies and tests conducted by the Company have been and, if still pending, are being conducted in all material respects pursuant to all Applicable Laws and Authorizations; the descriptions of the results of such pre-clinical studies and tests contained in the SEC Reports are accurate and complete in all material respects and fairly present the data derived from such pre-clinical studies and tests; the Company is not aware of any pre-clinical studies or tests, the results of which the Company believes reasonably call into question the research, nonclinical study or test results; and the Company has not received any written notices or correspondence from any Governmental Entity requiring the termination, suspension or material modification of any pre-clinical study or test conducted by or on behalf of the Company.

(r)            The Company owns or possesses or believes it can acquire on commercially reasonable terms sufficient legal rights to all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and any and all such cases as are necessary to the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted (the “Company Intellectual Property”) without, to the Company’s knowledge, any conflict with, or infringement of, the rights of others. Except as described in the SEC Reports, (a) to the Company’s knowledge, there are no rights of third parties to any Company Intellectual Property owned by the Company; (b) to the Company’s knowledge, there is no material infringement by third parties of any Company Intellectual Property; (c) there is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Company Intellectual Property, and, to the Company’s knowledge, the Company is aware of no factual basis for any such claim; and (d)  there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Company Intellectual Property, including interferences, oppositions, reexaminations or government proceedings, and the Company is unaware of any facts which would form a reasonable basis for any such claim. To the Company’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates any license or infringes any intellectual property rights of any other party. Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person. The Company has not received any written communications alleging that the Company has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights,

(s)           The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal controls over financial reporting are effective and the Company is not aware of any material weakness in its internal controls over financial reporting.

(t)            The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(u)           Neither the Company nor, to the knowledge of the Company, any of its directors or officers has taken, without giving effect to activities by the Placement Agent, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(v)           There is and has been no failure on the part of the Company, and to the knowledge of the Company, any of its directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans.

(w)          The Company nor, to the knowledge of the Company, any of its directors or officers is aware of or has taken any action while acting on behalf of the Company, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(x)            The operations of the Company is and had been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(y)           Neither the Company nor, to the knowledge of the Company, any of its directors or officers (i) is currently subject to any sanctions administered or imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”)) or (ii) will use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person in any manner that will result in a violation of any economic sanctions imposed by the United States (including any administered or enforced by OFAC, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions” and such Persons, “Sanction Persons”) by, or could result in the imposition of Sanctions against, any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(z)            Neither the Company nor, to the knowledge of the Company, any of its directors or officers, is a Person that is, or is 50% or more owned or otherwise controlled by a Person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, North Korea, Syria and the Crimea Region of the Ukraine) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”).

(aa)         The Company has not engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years, nor does the Company have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

(bb)         The Common Stock is listed on the Nasdaq. The Company has not taken any action designed to terminate the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq, nor has the Company received any notification that the Commission or the Nasdaq is contemplating terminating such registration or listing. The Company is in compliance in all material respects with all applicable listing requirements of the Nasdaq.

(cc)          Neither the Company nor any of its affiliates or any other Person acting on the Company’s behalf, has engaged in any form of general solicitation or general advertising with respect to the Securities, nor have any of such Persons made any offers or sales of any security of the Company or any of its affiliates or solicited any offers to buy any security of the Company, or any of the Company’s or any affiliates under circumstances that would require registration of the Securities under the Securities Act or any other securities laws or cause this offering of Securities to be integrated with any prior offering of securities of the Company for purposes of the Securities Act in any manner that would affect the validity of the private placement exemption under the Securities Act for the offer and sale of the Securities hereunder.

(dd)         No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the 1933 Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the 1933 Act, any Person listed in the first paragraph of Rule 506(d)(1).

(ee)          The Company has timely prepared and filed all material tax returns required to have been filed by it with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it. There are no material unpaid assessments against the Company nor, to the Company’s Knowledge, any audits by any federal, state or local taxing authority. All taxes that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens pending or, to the Company’s knowledge, threatened against the Company or any of its assets or property. With the exception of agreements or other arrangements that are not primarily related to taxes entered into in the ordinary course of business, there are no outstanding tax sharing agreements or other such arrangements between the Company and any other corporation or entity.

(ff)           The Company is not party to or bound by any collective bargaining agreements or other agreements with labor organizations. The Company has not violated any applicable laws affecting the collective bargaining rights of employees or labor organizations, or any applicable laws affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours except as would not have a Material Adverse Effect.

(gg)         Other than the Placement Agent, no Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company. No Purchaser shall have any obligation or liability with respect to any fees due to the Placement Agent by the Company.

(hh)         The Company is not required to be registered as, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act.

(ii)            The Company has no other agreements or understandings (including, without limitation, side letters) with any Purchaser to purchase Shares or Warrants on terms more favorable to such Purchaser than as set forth herein.

(jj)            Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers hereunder. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of Nasdaq.

3.2           Representations, Warranties and Covenants of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date and covenants to the Company and the Placement Agent as of the Closing:

(a)            Such Purchaser has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to purchase the Securities and to carry out and perform all of its obligations under this Agreement; and (b) this Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally.

(b)            At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on the date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Purchaser is aware of the Company’s business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Such Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Securities. Such Purchaser has had the opportunity to review the Company’s filings with the Commission and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities and (ii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The foregoing does not modify the right of such Purchaser to rely on the representations and warranties set forth in Section 3.1.

(c)            Such Purchaser is purchasing the Securities, and upon exercise of the Warrants will acquire the Warrant Shares, for its own account, for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part (within the meaning of the Securities Act) in violation of the Securities Act. Such Purchaser understands that its acquisition of the Securities has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of such Purchaser’s investment intent as expressed herein. Such Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Securities except in compliance with the Securities Act and the rules and regulations promulgated thereunder.

(d)            Such Purchaser has not been solicited to offer to purchase or to purchase any Securities by means of any general solicitation or advertising within the meaning of Regulation D under the Securities Act.

(e)            Such Purchaser is not a Person of the type described in Section 506(d) of Regulation D under the Securities Act that would disqualify the Company from engaging in a transaction pursuant to Section 506 of Regulation D under the Securities Act.

(f)            Such Purchaser understands that the Securities being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities. Such Purchaser further understands that the Securities may not be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available.

(g)           Such Purchaser understands that nothing in this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors and made such investigations as such Purchaser, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities. Such Purchaser has independently evaluated the merits of its decision to purchase the Securities, and that (i) the Placement Agent is acting solely as placement agent in connection with the execution, delivery and performance of this Agreement and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for such Purchaser, the Company or any other person or entity in connection with the execution, delivery and performance of this Agreement, (ii) the Placement Agent has not made and will not make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the execution, delivery and performance of this Agreement, (iii) the Placement Agent will not have any responsibility with respect to (A) any representations, warranties or agreements made by any person or entity under or in connection with the execution, delivery and performance of this Agreement, or the execution, legality, validity or enforceability (with respect to any person) thereof, or (B) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company, and (iv) the Placement Agent will not have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such Purchaser, the Company or any other person or entity), whether in contract, tort or otherwise, to such Purchaser, or to any person claiming through it, in respect of the execution, delivery and performance of this Agreement.

(h)

(i)           Such Purchaser will not, prior to the effectiveness of the Resale Registration Statement (as defined below), if then prohibited by law or regulation other than pursuant to an available exemption under the Securities Act: (i) sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a “Disposition”) the Securities; or (ii) engage in any hedging or other transaction which is designed or could reasonably be expected to lead to or result in a Disposition of the Securities by the Purchaser or an affiliate.

(ii)          As of the Closing Date, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, engaged in any purchases or sales of the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) since the time that such Purchaser was first contacted by the Company, the Placement Agent or any other Person regarding the transactions contemplated hereby. Such Purchaser covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any purchases or sales of the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

(i)            [reserved]

(j)            Such Purchaser will hold in confidence all information concerning this Agreement, any additional non-public information provided to such Purchaser and the sale and issuance of the Securities until the Company has made a public announcement concerning this Agreement and the sale and issuance of the Securities pursuant to the terms of this Agreement.

(k)           Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(l)            Such Purchaser understands that the Securities shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against Transfer of the Securities):

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THIS SECURITY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THIS SECURITY UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

(m)          Immediately prior to the Closing, such Purchaser, together with its affiliates and any other Persons acting as a group together with such Purchaser and any of its affiliates, beneficially owned the number of shares of Common Stock set forth on such Purchaser’s signature page attached hereto (as such ownership is calculated pursuant to the rules of Nasdaq).

(n)           If such Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities, (b) any foreign exchange restrictions applicable to such purchase or acquisition, (c) any government or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Such Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of such Purchaser’s jurisdiction.

4.	REGISTRATION RIGHTS

4.1          Definitions. For the purpose of this Section 4:

(a)            the term “Resale Registration Statement” shall mean any registration statement required to be filed by Section 4.2 below, and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statements; and

(b)            the term “Registrable Shares” means the Shares and the Warrant Shares; provided, however, that a security shall cease to be a Registrable Share upon the earliest to occur of the following: (i) a Resale Registration Statement registering such security under the Securities Act has been declared or becomes effective and such security has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Resale Registration Statement, (ii) such security is sold pursuant to Rule 144 under circumstances in which any legend borne by such security relating to restrictions on transferability thereof, under the Security Act or otherwise, is removed by the Company, (iii) such security is eligible to be sold pursuant to Rule 144 without condition or restriction, including without any limitation as to volume of sales, holding period (taking into account that the Warrant Shares are exercisable only for cash) and without the Holder complying with any method of sale requirements or notice requirements under Rule 144, or (iv) such security shall cease to be outstanding following its issuance.

4.2          Registration Procedures and Expenses. The Company shall:

(a)            use its commercially reasonable efforts to file a Resale Registration Statement (the “Mandatory Registration Statement”) with the Commission on or before the date forty-five (45) days following the Closing Date (the “Filing Date”) to register all of the Registrable Shares on Form S-1 under the Securities Act (providing for shelf registration of such Registrable Shares under Commission Rule 415);

(b)            use its commercially reasonable efforts to cause such Mandatory Registration Statement to be declared effective within ninety (90) days following the Filing Date (the “Effectiveness Deadline”), such efforts to include, without limiting the generality of the foregoing, preparing and filing with the Commission any financial statements or other information that is required to be filed prior to the effectiveness of such Mandatory Registration Statement;

(c)            notwithstanding anything contained in this Agreement to the contrary, in the event that the Commission limits the amount of Registrable Shares or otherwise requires a reduction in the number of Registrable Shares that may be included and sold by the Purchasers in the Mandatory Registration Statement (in each case, subject to Section 4.3), then the Company shall prepare and file (i) within twenty (20) Trading Days of the first date or time that such excluded Registrable Shares may then be included in a Resale Registration Statement if the Commission shall have notified the Company that certain Registrable Shares were not eligible for inclusion in the Resale Registration Statement or (ii) in all other cases, within thirty (30) days following the date that the Company becomes aware that such additional Resale Registration Statement is required (the “Additional Filing Date”), a Resale Registration Statement (any such Resale Registration Statement registering such excluded Registrable Shares, an “Additional Registration Statement” and, together with the Mandatory Registration Statement, a “Resale Registration Statement”) to register any Registrable Shares that have been excluded (or, if applicable, the maximum number of such excluded Registrable Shares that the Company is permitted to register for resale on such Additional Registration Statement consistent with Commission guidance), if any, from being registered on the Mandatory Registration Statement;

(d)            not less than two (2) Trading Days prior to the filing of a Resale Registration Statement or any related prospectus or any amendment or supplement thereto, furnish via email to those Purchasers who have supplied the Company with email addresses copies of all such documents proposed to be filed (other than any document that is incorporated or deemed to be incorporated by reference therein) for review by such Purchasers. The Company shall reflect in each such document when so filed with the Commission such comments regarding the Purchasers and the plan of distribution as the Purchasers may reasonably and promptly propose no later than two (2) Trading Days after the Purchasers have been so furnished with copies of such documents as aforesaid;

(e)            use its commercially reasonable efforts to cause any such Additional Registration Statement to be declared effective as promptly as practicable following the Additional Filing Date;

(f)             promptly prepare and file with the Commission such amendments and supplements to such Resale Registration Statements and the prospectus used in connection therewith as shall be necessary to keep such Resale Registration Statements continuously effective and free from any material misstatement or omission to state a material fact therein until termination of such obligation as provided in Section 4.7 below, subject to the Company’s right to suspend pursuant to Section 4.6;

(g)            furnish to the Purchasers such number of copies of prospectuses in conformity with the requirements of the Securities Act as the Purchasers may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Purchasers;

(h)            upon notification by the Commission that the Resale Registration Statement will not be reviewed or is not subject to further review by the Commission, the Company shall within two (2) Trading Days following the date of such notification request acceleration of such Resale Registration Statement (with the requested effectiveness date to be not more than two (2) Trading Days later);

(i)             upon notification by the Commission that that the Resale Registration Statement has been declared effective by the Commission, the Company shall file the final prospectus under Rule 424 of the Securities Act (“Rule 424”) within the applicable time period prescribed by Rule 424;

(j)             advise the Purchasers promptly (and in any event within one (1) Trading Day thereof):

(i)           of the effectiveness of the Resale Registration Statement or any post-effective amendments thereto;

(ii)          of any request by the Commission for amendments to the Resale Registration Statement or amendments to the prospectus or for additional information relating thereto;

(iii)         of the issuance by the Commission of any stop order suspending the effectiveness of the Resale Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and

(iv)          of the existence of any fact and the happening of any event that makes any statement of a material fact made in the Resale Registration Statement, the prospectus and amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in the Resale Registration Statement or the prospectus in order to make the statements therein not misleading;

(k)           cause all Registrable Shares to be listed on each securities exchange, if any, on which equity securities by the Company are then listed; and

(l)            bear all expenses in connection with the procedures in paragraphs (a) through (k) of this Section 4.2 and the registration of the Registrable Shares on such Resale Registration Statement.

4.3           Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement.    If (i) the Resale Registration Statement when declared effective fails to register the Registrable Shares (a “Registration Failure”), (ii) a Resale Registration Statement covering all of the Registrable Shares required to be covered thereby and required to be filed by the Company pursuant to this Agreement is not filed with the SEC on or before the sixtieth (60th) day following the Closing Date (a “Filing Failure”), (iii) a Resale Registration Statement covering all of the Registrable Shares required to be covered thereby is not declared effective by the SEC on or before the one hundred and thirty-fifth (135th) day following the Closing Date (or, in the event the Staff reviews and has comments to the Mandatory Registration Statement, the one hundred and fiftieth (150th) day following the Closing Date) (an “Effectiveness Failure”) or (iv) subject to Section 4.6, on any day after the applicable Effective Date, sales of all of the Registrable Shares required to be included on such Resale Registration Statement cannot be made pursuant to such Resale Registration Statement or otherwise (including, without limitation, because of the suspension of trading or any other limitation imposed by Nasdaq, a failure to keep such Resale Registration Statement effective, a failure to disclose such information as is necessary for sales to be made pursuant to such Resale Registration Statement, a failure to register a sufficient number of shares of Common Stock or a failure to maintain the listing of the Common Stock) (a “Maintenance Failure”) then, as partial relief for the damages to any holder of Registrable Shares by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of Registrable Shares relating to such Resale Registration Statement an amount in cash equal to one percent (1.0%) of the aggregate purchase price of such Purchaser’s Registrable Shares then included or required to be included in such Resale Registration Statement on each of the following dates: (i) the day of a Registration Failure, (ii) the day of a Filing Failure; (iii) the day of an Effectiveness Failure; (iv) the initial day of a Maintenance Failure; (v) on the thirtieth day after the date of a Registration Failure and every thirtieth day thereafter (pro rated for periods totaling less than thirty days) until such Registration Failure is cured, (vi) on the thirtieth day after the date of a Filing Failure and every thirtieth day thereafter (pro rated for periods totaling less than thirty days) until such Filing Failure is cured; (vii) on the thirtieth day after the date of an Effectiveness Failure and every thirtieth day thereafter (pro rated for periods totaling less than thirty days) until such Effectiveness Failure is cured; and (viii) on the thirtieth day after the initial date of a Maintenance Failure and every thirtieth day thereafter (pro rated for periods totaling less than thirty days) until such Maintenance Failure is cured. The payments to which a holder shall be entitled pursuant to this Section 4.3 are referred to herein as “Registration Delay Payments.” Registration Delay Payments shall be paid on the earlier of (I) the dates set forth above and (II) the third (3rd) Trading Day after the event or failure giving rise to the Registration Delay Payments is cured. Notwithstanding anything to the contrary contained herein, Registration Delay Payments shall (i) not, in the aggregate, exceed five percent (5.0%) of the aggregate purchase price of the Registrable Shares and (ii) cease to accrue upon ceasing to be Registrable Shares.

4.4          Rule 415; Cutback.

If at any time the staff of the Commission (“Staff”) takes the position that the offering of some or all of the Registrable Shares in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires any Purchaser to be named as an “underwriter,” the Company shall (in consultation with legal counsel to the lead Purchaser) use its commercially reasonable efforts to persuade the Commission that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Purchasers is an “underwriter.” In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 4.4, the Staff refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Shares (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Shares as the Staff may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name any Purchaser as an “underwriter” in such Registration Statement without the prior written consent of such Purchaser. Any cutback imposed on the Purchasers pursuant to this Section 4.3 shall be allocated among the Purchasers on a pro rata basis, unless the SEC Restrictions otherwise require or provide or the Purchasers holding a majority of the Registrable Shares otherwise agree. No liquidated damages shall accrue as to any Cut Back Shares until such date as the Company is eligible to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions (such date, the “Restriction Termination Date” of such Cut Back Shares). From and after the Restriction Termination Date applicable to any Cut Back Shares, all of the provisions of this Section 4 shall again be applicable to such Cut Back Shares; provided, however, that (x) the Filing Deadline for the Registration Statement including such Cut Back Shares shall be ten (10) Trading Days after such Restriction Termination Date, and (y) the Effectiveness Deadline with respect to such Cut Back Shares shall be the ninetieth (90th) day immediately after the Restriction Termination Date or the 120th day if the Staff reviews such Registration Statement (but in any event no later than three (3) Trading Days from the Staff indicating it has no further comments on such Registration Statement). Notwithstanding anything herein to the contrary, each Purchaser acknowledges and agrees that any cutback pursuant to this Section 4.4 shall not reduce the number of Registrable Securities (as defined in that certain Amended and Restated Investor Rights Agreement dated June 2, 2020 by and among the Company and the signatories thereto).

4.5           Indemnification.

(a)           The Company agrees to indemnify and hold harmless each Purchaser and its affiliates, partners, members, officers, directors, agents and representatives, and each Person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 the Exchange Act (each, a “Purchaser Party” and collectively the “Purchaser Parties”), to the fullest extent permitted by applicable law, from and against any losses, claims, damages or liabilities (collectively, “Losses”) to which they may become subject (under the Securities Act or otherwise) insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any material breach of this Agreement by the Company or any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arise out of any failure by the Company to fulfill any undertaking included in the Resale Registration Statement and the Company will, as incurred, reimburse the Purchaser Parties for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such Loss arises out of, or is based upon: (i) an untrue statement or omission or alleged untrue statement or omission made in such Resale Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser specifically for use in preparation of the Resale Registration Statement; or (ii) any breach of Section 4 of this Agreement by such Purchaser; provided further, however, that the Company shall not be liable to any Purchaser Party (or any partner, member, officer, director or controlling Person of the Purchasers) to the extent that any such Loss is caused by an untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus if either (i) (A) such Purchaser failed to send or deliver a copy of the final prospectus with or prior to, or such Purchaser failed to confirm that a final prospectus was deemed to be delivered prior to (in accordance with Rule 172 of the Securities Act), the delivery of written confirmation of the sale by such Purchaser to the Person asserting the claim from which such Loss resulted and (B) the final prospectus corrected such untrue statement or omission, (ii) (X) such untrue statement or omission is corrected in an amendment or supplement to the prospectus and (Y) having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented or notified by the Company that such amended or supplemented prospectus has been filed with the Commission, in accordance with Rule 172 of the Securities Act, such Purchaser thereafter fails to deliver such prospectus as so amended or supplemented, with or prior to or a Purchaser fails to confirm that the prospectus as so amended or supplemented was deemed to be delivered prior to (in accordance with Rule 172 of the Securities Act), the delivery of written confirmation of the sale by such Purchaser to the Person asserting the claim from which such Loss resulted or (iii) such Purchaser sold Registrable Shares in violation of such Purchasers’ covenants contained in Section 3.2 of this Agreement.

(b)           Each Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and its officers, directors, affiliates, agents and representatives and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Company Party” and collectively the “Company Parties”), from and against any Losses to which the Company Parties may become subject (under the Securities Act or otherwise), insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any material breach of Section 4 of this Agreement by such Purchaser or untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement (or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in each case, on the effective date thereof), if, and only to the extent, such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of such Purchaser specifically for use in preparation of the Resale Registration Statement, and each Purchaser, severally and not jointly, will reimburse each Company Party for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that in no event shall any indemnity under this Section 4.5(b) be greater in amount than the dollar amount of the net proceeds received by such Purchaser upon its sale of the Registrable Shares included in the Registration Statement giving rise to such indemnification obligation.

(c)           Promptly after receipt by any indemnified Person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying Person pursuant to this Section 4.5, such indemnified Person shall notify the indemnifying Person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified Person and such indemnifying Person shall have been notified thereof, such indemnifying Person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified Person. After notice from the indemnifying Person to such indemnified Person of its election to assume the defense thereof, such indemnifying Person shall not be liable to such indemnified Person for any legal expenses subsequently incurred by such indemnified Person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified Person for the same counsel to represent both the indemnified Person and such indemnifying Person or any affiliate or associate thereof, the indemnified Person shall be entitled to retain its own counsel at the expense of such indemnifying Person; provided, further, that no indemnifying Person shall be responsible for the fees and expense of more than one separate counsel for all indemnified parties. The indemnifying party shall not settle an action without the consent of the indemnified party, which consent shall not be unreasonably withheld.

(d)          If after proper notice of a claim or the commencement of any action against the indemnified party, the indemnifying party does not choose to participate, then the indemnified party shall assume the defense thereof and upon written notice by the indemnified party requesting advance payment of a stated amount for its reasonable defense costs and expenses, the indemnifying party shall advance payment for such reasonable defense costs and expenses (the “Advance Indemnification Payment”) to the indemnified party. In the event that the indemnified party’s actual defense costs and expenses exceed the amount of the Advance Indemnification Payment, then upon written request by the indemnified party, the indemnifying party shall reimburse the indemnified party for such difference; in the event that the Advance Indemnification Payment exceeds the indemnified party’s actual costs and expenses, the indemnified party shall promptly remit payment of such difference to the indemnifying party.

(e)          If the indemnification provided for in this Section 4.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other, as well as any other relevant equitable considerations; provided, that in no event shall any contribution by any Purchaser hereunder be greater in amount than the dollar amount of the proceeds received by such Purchaser upon the sale of such Registrable Shares.

4.6          Prospectus Suspension. Each Purchaser acknowledges that there may be times when the Company must suspend the use of the prospectus forming a part of the Resale Registration Statement until such time as an amendment to the Resale Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. Each Purchaser hereby covenants that it will not sell any Registrable Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchasers notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchasers notice that the Purchasers may thereafter effect sales pursuant to said prospectus; provided, that such suspension periods shall in no event exceed (A) an aggregate of thirty (30) consecutive Trading Days or (B) an aggregate of sixty (60) Trading Days during any 360-day period and that, in the good faith judgment of the Company’s board of directors, the Company would, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto, in either case the disclosure of which would reasonably be expected to have a material adverse effect upon the Company or its stockholders.

4.7          Termination of Obligations. The obligations of the Company pursuant to Section 4.2 hereof shall cease and terminate, with respect to any Registrable Shares, upon the earlier to occur of (a) such time such Registrable Shares have been registered and sold or transferred by the original Purchaser thereof pursuant to an effective registration statement, or (b) such time as such Registrable Shares no longer remain Registrable Shares pursuant to Section 4.1(b) hereof.

4.8          Reporting Requirements.

(a)          With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Securities to the public without registration or pursuant to a registration statement, the Company agrees to use commercially reasonable efforts to:

(i)           make and keep public information available, as those terms are understood and defined in Rule 144;

(ii)         file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(iii)        so long as a Purchaser owns Registrable Shares, furnish to such Purchaser upon request (A) a written statement by the Company as to whether it is in compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or whether it is qualified as a registrant whose securities may be resold pursuant to Commission Form S-3, (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (C) such other information as may be reasonably requested to permit the Purchaser to sell such securities pursuant to Rule 144.

5.	OTHER AGREEMENTS OF THE PARTIES

5.1          Integration. Except as contemplated by the terms of this Agreement, the Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities such that the rules of Nasdaq would require shareholder approval of this transaction.

5.2          Securities Laws Disclosure; Publicity. The Company shall: (a) by 9:00 a.m., New York City time, on the Trading Day immediately following the Effective Date, issue a press release disclosing the material terms of the transactions contemplated hereby promptly following the execution and delivery hereof (the “Press Release”), and (b) by 5:30 p.m. (New York City time) on the fourth (4th) Trading Day following the date hereof, file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby (the “Form 8-K”). Upon the issuance of the Press Release, no Purchaser shall be in possession of any material, non-public information received from the Company in connection with this offering that is not disclosed in the Press Release.

5.3          Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information.

5.4          Use of Proceeds. The Company will use the proceeds from the offering for working capital and other general corporate purposes.

5.5          Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Shares and the Warrant Shares pursuant to any exercise of the Warrants.

5.6          Disqualification Events. The Company will notify the Purchasers and the Placement Agent in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Company Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Person.

5.7          Form D. The Company shall file a Form D with respect to the Securities as required under Regulation D and, to the extent the Form D is not publicly available on the Commission’s EDGAR reporting system, will provide a copy thereof to each Purchaser promptly after such filing.

5.8          Delivery. The Company shall, upon appropriate notice from any Purchaser stating that Registrable Shares have been sold pursuant to an effective Registration Statement, timely prepare and deliver book-entry statements representing the Securities to be delivered to a transferee pursuant to the Registration Statement, which book-entry shares shall be free of any restrictive legends and in such denominations and registered in such names as such Purchaser may request. Further, the Company shall cause its legal counsel or other counsel satisfactory to the transfer agent: (i) while the Registration Statement is effective, to issue to the transfer agent a “blanket” legal opinion to allow sales without restriction pursuant to the effective Registration Statement, and (ii) to provide all other opinions as may reasonably be required by the transfer agent in connection with the removal of legends from the Securities (other than the removal of any affiliates legends). A Purchaser may request that the Company remove, and the Company agrees to authorize the removal of, the legend from such Securities, following the delivery by such Purchaser to the Company or the Company’s transfer agent of a request for legend removal: (i) following any sale of such Securities pursuant to Rule 144, (ii) if such Securities are eligible for sale under Rule 144(b)(1), or (iii) following the time that the Registration Statement is declared effective. If a legend removal request is made pursuant to the foregoing, the Company will, no later than three (3) Trading Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a request for legend removal, deliver or cause to be delivered to such Purchaser a book-entry statement representing such Securities that is free from all restrictive legends, as requested by the Purchaser. Book-entry statements free from all restrictive legends may be transmitted by the Company’s transfer agent to the Purchasers by crediting the account of the Purchaser’s prime broker with the Depository Trust Company (“DTC”) as directed by such Purchaser. If a Purchaser effects a Transfer of the Securities in accordance with this Agreement, the Company shall permit the transfer and shall promptly instruct its transfer agent to credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Purchaser to effect such transfer. Such Purchaser hereby agrees that the removal of the restrictive legend pursuant to this Section 5.8 is predicated upon the Company’s reliance that such Purchaser will sell any such Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

6.	MISCELLANEOUS

6.1          Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated within ten calendar days from the Effective Date through no fault of such Purchaser; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

6.2          Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents; provided, however, that the Company hereby agrees to reimburse Prentice Capital Management, LP (the “Lead Investor”) for its reasonable and documented out-of-pocket fees (including attorneys’ fees), costs and expenses incurred in connection with the Transaction Documents (including the Registration Statement) not to exceed $20,000, which amount may be withheld from the aggregate purchase price per Share that is transmitted by the Lead Investor to the Company at Closing. Notwithstanding the foregoing, the Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

6.3          Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such subject matter, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.4          Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective upon actual receipt via mail, courier or confirmed email by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

6.5          Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by (a) the Company and (b) Purchasers holding at least a majority of the Securities sold in the Closing (as a single class on an as-converted to Common Stock basis) and then-held by the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

6.6          Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.7          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). The Purchasers may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company (other than by merger); provided, however, that a Purchaser may assign its rights pursuant to Section 4 to a transferee of Registrable Shares who acquires at least 50.1% of such Purchaser’s Registrable Shares. Any attempted assignment without the prior written consent required by this Section 6.7 shall be null and void.

6.8          Third-Party Beneficiaries. The Placement Agent shall be the third party beneficiary of the representations and warranties of the Company in Section 3.1 and the representations, warranties and covenants of the Purchasers in Section 3.2. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in this Section 6.8.

6.9          Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

6.10        Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature on this Agreement is delivered by facsimile transmission or by e-mail delivery (including “.pdf” format data file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, for example, www.docusign.com), such signature shall create a legally valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.11        Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

6.12        Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.13        Replacement of Securities. If any instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity or bond, if requested. The applicant for a new instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

6.14        Remedies. The Company shall be entitled to exercise all rights provided herein or granted by law, including recovery of damages, for any breach of the Transaction Documents.

6.15        Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

6.16        Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

6.17        WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

6.18        Survival and Indemnification.

(a)          The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement for two (2) years.

(b)          The Company agrees to indemnify and hold harmless each Purchaser and its affiliates, and their respective directors, officers, trustees, members, managers, employees, investment advisers and agents, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person; provided, that, such Person agrees to reimburse such amounts that have been finally judicially determined to have resulted from such Person’s fraud or willful misconduct.

(c)          Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed after a reasonable period of time to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such Person, based upon written advice of its counsel, a material conflict of interest exists between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. No indemnified party will, except with the consent of the indemnifying party, consent to entry of any judgment or enter into any settlement.

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In Witness Whereof, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

IMMUNOME, INC.

Name:
Title:

Address for Notice:	665 Stockton Drive, Suite 300
Exton, Pennsylvania 19341

Email: croche@immunome.com
Attention: Chief Financial Officer

With a copy to (which shall not constitute notice):

Attention: Sandra G. Stoneman
Chief Legal Officer and General Counsel
665 Stockton Drive, Suite 300
Exton, PA 19341
Email: sstoneman@immunome.com

and

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
666 Third Avenue
New York, NY 10017
Email: krkoch@mintz.com
Attention: Kenneth R. Koch

PURCHASERS:

By:
Name:
Title:

Address:

EIN:
Contact:
Email:
Subscription Amount:$

EXHIBIT A

CLOSING SCHEDULE

Name	Shares of Common Stock to be Purchased	Warrant Shares to be Purchased

EXHIBIT B

FORM OF WARRANT